      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         AMERICAN TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)


            Delaware                                       87-0361799
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                         13114 Evening Creek Drive South
                               San Diego, CA 92128
                                 (619) 679-2114

               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                   ----------

                             1997 STOCK OPTION PLAN
                                  STOCK OPTIONS
                            (Full title of the plans)

                                   ----------

                              Cornelius J. Brosnan
                      President and Chief Executive Officer
                         AMERICAN TECHNOLOGY CORPORATION
                         13114 Evening Creek Drive South
                               San Diego, CA 92128
                                 (619) 679-2114

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                             Jeremy D. Glaser, Esq.
                             Michael A. Newman, Esq.
                               COOLEY GODWARD LLP
                              4365 Executive Drive
                               San Diego, CA 92121
                                 (619) 550-6000

                                   ----------

                               CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                                 PROPOSED
                                                                  PROPOSED        MAXIMUM
                                                                  MAXIMUM        AGGREGATE      AMOUNT OF
            TITLE OF EACH CLASS OF                AMOUNT TO    OFFERING PRICE    OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED            BE REGISTERED   PER SHARE(1)      PRICE(1)         FEE
-------------------------------------------------------------------------------------------------------------
  Common Stock, $.00001 par value                  670,000     $3.59375 -     $5,003,137.50     $1,475.93
                                                                $16.00
=============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to options previously granted under the Registrant's 1997 Stock Option Plan (the "Plan"); (b) the average of the high and low sales price of Registrant's Common Stock on July 23, 1998 as reported in the over-the-counter market on the National Association of Securities Dealers OTC Electronic Bulletin Board System for shares issuable under options available for grant under the Plan, and (c) the actual exercise price for shares subject to options granted outside the Plan. The following chart shows the calculation of the registration fee.


                                   NUMBER OF      OFFERING PRICE PER     AGGREGATE OFFERING
           TYPES OF SHARES          SHARES               SHARE                  PRICE
           ---------------         --------       ------------------     ------------------
        Shares issuable under       370,000             8.1875             3,029,375.00
        options available for
        grant

        Shares subject to            30,000             3.59375              107,812.50
        outstanding stock
        options under the Plan      100,000             3.6875               368,750.00

        Shares subject to            50,000              16.00               800,000.00
        outstanding stock
        options outside the
        Plan                        120,000              5.81                697,200.00

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by American Technology Corporation (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        a) The Registrant's latest annual report on Form 10-KSB filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited consolidated financial statements for the Registrant's latest fiscal year.

        b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Delaware law, the Company's Certificate of Incorporation provides that the Company will indemnify its officers, directors, employees and agents against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of the Company unless, in any such action, the are adjudged to have acted with gross negligence or to have engaged in willful misconduct. The Company may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if the Company is so entitled. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Pursuant to the General Corporation Law of Delaware, the Company's Certificate of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the General Corporation Law of Delaware, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8.  EXHIBITS.


Exhibit No.     Description
-----------     -----------
        4.1     Registrant's Certificate of Incorporation (1)

        4.2     Certificate of Amendment to the Certificate of Incorporation (2)

        4.3     Registrant's Bylaws (1)

        4.4     Specimen Stock Certificate

        5.1     Opinion of Cooley Godward LLP

        10.1    1997 Stock Option Plan

        10.2    Special Stock Option Agreement dated October 2, 1997 between the
                Company and Cornelius J. Brosnan

        10.3    Stock Option Agreement dated September 1, 1997 between the
                Company and Dale Williams (3)

        10.4 Amendment to Stock Option Agreement between Dale Williams and the Company dated as of June 12, 1998 (4)

        23.1    Consent of BDO Seidman, LLP

        23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

        24.1    Power of Attorney. Reference is made to page 5.


(1) Previously filed as an exhibit to the Registrant's Form 10-SB effective August 1, 1994, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Form 10-QSB dated March 31, 1997, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Form 10-KSB dated September 30, 1997, and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Form 8-K dated June 29, 1998, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

        (a)    Rule 415 Offering.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)     Filings Incorporating Subsequent Exchange Act Documents By
                Reference.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 23, 1998.

                                     AMERICAN TECHNOLOGY CORPORATION


                                     By /s/ CORNELIUS J. BROSNAN
                                        _________________________________
                                        Cornelius J. Brosnan
                                        Chairman, President and Chief Executive
                                        Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cornelius J. Brosnan and Robert Putnam and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                          Title                                 Date
      ---------                          -----                                 ----
/S/ CORNELIUS J. BROSNAN
-------------------------------  Chairman, President and Chief Executive     July 23, 1998
Cornelius J. Brosnan             Officer (Principal Executive Officer)


/S/ ROBERT PUTNAM
-------------------------------  Vice President, Treasurer and Assistant     July 23, 1998
Robert Putnam                    Secretary (Acting Principal Financial
                                 and Accounting Officer)


/S/ RICHARD M. WAGNER
-------------------------------  Director and Secretary                      July 23, 1998
Richard M. Wagner


/S/ ELWOOD G. NORRIS
-------------------------------  Director and Chief Technology Officer       July 23, 1998
Elwood G. Norris


-------------------------------  Director                                    July __, 1998
Joel A. Barker

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION


Exhibit No.     Description
-----------     -----------
        4.1     Registrant's Certificate of Incorporation (1)

        4.2     Certificate of Amendment to the Certificate of Incorporation (2)

        4.3     Registrant's Bylaws (1)

        4.4     Specimen Stock Certificate

        5.1     Opinion of Cooley Godward LLP

        10.1    1997 Stock Option Plan

        10.2    Special Stock Option Agreement dated October 2, 1997 between the
                Company and Cornelius J. Brosnan

        10.3    Stock Option Agreement dated September 1, 1997 between the
                Company and Dale Williams (3)

        10.4 Amendment to Stock Option Agreement between Dale Williams and the Company dated as of June 12, 1998 (4)

        23.1    Consent of BDO Seidman, LLP

        23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

        24.1    Power of Attorney. Reference is made to page 5.


(1) Previously filed as an exhibit to the Registrant's Form 10-SB effective August 1, 1994, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Form 10-QSB dated March 31, 1997, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Form 10-KSB dated September 30, 1997, and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Form 8-K dated June 29, 1998, and incorporated herein by reference.